EXHIBIT 99.1
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                     PENN TRAFFIC ANNOUNCES ELECTION OF NEW
                                  BOARD MEMBER


                  SYRACUSE, NY. January 23, 2003 -- The Penn Traffic Company (Nasdaq: PNFT) today announced that Mr. Robert L. Hockett has been elected to the Company's Board of Directors.

                  Mr. Hockett is a Principal of DDJ Capital Management, LLC, the company's second largest shareholder.

                  "We are very pleased to add Bob Hockett's talent and experience to our Board," said Joseph Fisher, Penn Traffic's President and Chief Executive Officer. "I believe we have a very strong and active board that will provide exceptional guidance as Penn Traffic moves forward."

                  Mr. Hockett joined DDJ Capital Management, LLC in 1996 and has over 15 years of investing and finance experience. Mr. Hockett previously served on the Board of Directors of Bruno's Supermarkets, Inc.

                  The Penn Traffic Company operates 215 supermarkets in Ohio, West Virginia, Pennsylvania, upstate New York, Vermont and New Hampshire under the "Big Bear," "Big Bear Plus," "Bi-Lo," "P&C" and "Quality" trade names. Penn Traffic also operates a wholesale food distribution business serving 82 licensed franchises and 66 independent operators.